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                                  EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Dura Pharmaceuticals, Inc. on Form S-8 of our report dated January 24, 2000 (March 20, 2000 as to the merger agreement with Spiros Development
Corporation II, Inc. described in Note 6) appearing in the Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1999.


/S/ DELOITTE & TOUCHE LLP

San Diego, California

June 21, 2000